EXHIBIT 10.56

                           NEOMEDIA TECHNOLOGIES, INC.
                         NEOMEDIA TELECOM SERVICES INC.
                          2201 Second Street, Suite 402
                           Fort Meyers, Florida 33901


                                                           March 17, 2005

Mr. Guy Fietz
President and Chief Executive Officer
BSD Software, Inc.
8500 MaCleod Trail, S.E., Suite 300E
Calgary, Alberta
Canada T2H 2N1

       Re: Extension of Outside Date in the Agreement and Plan of Merger
       -----------------------------------------------------------------

Dear Mr. Fietz:

         This letter agreement amends particular terms of that of that certain Agreement and Plan of Merger (the "AGREEMENT"), dated as of December 21, 2004, by and among NeoMedia Technologies, Inc., a Delaware corporation ("BUYER"), NeoMedia Telecom Services, Inc., a Nevada corporation ("MERGER SUB"), and BSD Software, Inc., a Florida corporation (the "COMPANY"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement. The Agreement is hereby amended in the following respects:

         Section 8.1.(b) is hereby amended to delete the reference to "March 31, 2005" and to replace it with "July 31, 2005." As a result of the foregoing change, (i) Buyer or the Company shall have the absolute right to terminate the Agreement, and the Merger would thereby be abandoned, if the Merger is not consummated on or before July 31, 2005, unless such date is extended by mutual consent of the parties to the Agreement; and (ii) all references to the term "Outside Date" which is defined in Section 8.1.(b) of the Agreement shall hereinafter refer to July 31, 2005 instead of March 31, 2005.

         This letter agreement may be executed in any number of counterparts, each of which shall be deemed an original, and both of which shall constitute one and the same instrument. This letter agreement shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by telecopier or otherwise, copies of this letter agreement. In the event of any litigation arising hereunder, the prevailing party or parties shall be entitled to recover its reasonable attorneys' fees and court costs from the other party or parties, including the costs of bringing such litigation and collecting upon any judgments. This letter agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, trustees, successors and assigns.

         If the foregoing correctly sets forth the terms of our agreement, please so signify by signing this letter agreement on the line provided below for such purpose and transmitting to each of us a signed copy of this letter agreement, whereupon this letter agreement will constitute a binding agreement among us.

                                          Very truly yours,

                                          NEOMEDIA TECHNOLOGIES, INC.


                                          By:
                                             -----------------------------------
                                                /s/ Charles T. Jensen
                                                President, CEO, COO & Director


                                          NEOMEDIA TELECOM SERVICES, INC.


                                          By:
                                             -----------------------------------
                                                /s/ David A. Dodge
                                                Secretary & Treasurer


ACKNOWLEDGED, AGREED TO AND ACCEPTED THIS __ DAY OF MARCH, 2005:

BSD SOFTWARE, INC.


By:
   ------------------------------------
     /s/ Guy Fietz, President & CEO